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                                                                      EXHIBIT 23

             [Letterhead of Netherland, Sewell & Associates, Inc.]




           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



     We hereby consent to the references to Netherland, Sewell & Associates, Inc. and to the use of its reports listed below regarding the Burlington Resources Coal Seam Gas Royalty Trust proved reserves and estimated Section 29 tax credits in the Quarterly Report on Form 10-Q for the period ending September 30, 1998, to be filed by the Burlington Resources Coal Seam Gas Royalty Trust with the Securities and Exchange Commission.

     1.   Report dated November 9, 1998 for reserves as of August 31, 1998.

     2. Report dated November 10, 1998 for estimated Section 29 tax credits as of August 31, 1998.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ Danny Simmons
                                            ---------------------------------
                                                Danny Simmons,
                                                Senior Vice President



Houston, Texas
November 16, 1998